AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1998
                                                  Registration No. 333-44557-01


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933*


                                MAGNA GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                             37-0996453
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

        One Magna Place
1401 South Brentwood Boulevard
      St. Louis, Missouri                                        63144-1401
    (Address of Principal Executive Offices)                     (Zip Code)

                 Charter Financial, Inc. 1997 Stock Option Plan
               Charter Bank, S.B. 1993 Incentive Stock Option Plan
                            (Full Title of the Plans)

                                 G. Thomas Andes
                      Chairman, and Chief Executive Officer
                                Magna Group, Inc.
                                 One Magna Place
                         1401 South Brentwood Boulevard
                         St. Louis, Missouri 63144-1401
                     (Name and Address of Agent For Service)

                                 (314) 963-2500
                     (Telephone Number, Including Area Code,
                              of Agent For Service)

                        Copies of all correspondence to:

                             Robert H. Wexler, Esq.
                         Gallop, Johnson & Neuman, L.C.
                             Interco Corporate Tower
                              101 South Hanley Road
                            St. Louis, Missouri 63105



* Filed as a Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement pursuant to the procedure described in Part II under "Introductory Statement."

This Post-Effective Amendment No. 1 covers shares of the Registrant's Common Stock originally registered on the Registration Statement on Form S-4 (333-44557) to which this is an amendment. The registration fees in respect of such shares of Common Stock were paid in connection with the original filing of the Registrant's Registration Statement on Form S-4 on January 20, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                             INTRODUCTORY STATEMENT

         The Registrant hereby amends its Registration Statement on Form S-4 (333-44557) (the "Form S-4") by filing this Post-Effective Amendment on Form S-8 ("Amendment No. 1") with respect to up to 124,428 shares of the Registrant's common stock, $2.00 par value per share, together with an attached, non separable Preferred Share Purchase Right per share (collectively, the "Shares"), issuable in connection with the following plans of Charter Financial, Inc. ("Charter"): the Charter Bank, S.B. 1993 Incentive Stock Option Plan and the Charter Financial Inc. 1997 Stock Option Plan (collectively, the "Plans"). All such Shares were previously included in the Form S-4.

         As of May 1, 1998, Charter Acquisition Sub, Inc., a Delaware corporation, and a wholly owned subsidiary of the Registrant ("Merger Sub"), was merged with and into Charter (the "Merger") pursuant to an Agreement and Plan of Merger by and between the Registrant and Charter, dated as of November 19, 1997, as amended (the "Merger Agreement"). As a result of the Merger, each outstanding share of Charter common stock (with certain specified exceptions) was converted into Common Stock of the Registrant pursuant to the exchange ratio (the "Exchange Ratio") set forth in the Merger Agreement. Also as a result of the Merger, shares of Charter common stock are no longer issuable upon the exercise of options to purchase Charter common stock ("Charter Options") pursuant to the Plans. Instead, pursuant to the Merger Agreement, each outstanding Charter Option not otherwise cashed out (as permitted under certain circumstances pursuant to the Merger Agreement) was converted into an option to acquire, on the same terms and conditions as were applicable under such Charter Option, the number of shares of the Registrant's Common Stock equal to the number of shares of Charter common stock subject to the Charter Option multiplied by the Exchange Ratio, with an exercise price of such option equal to the exercise price which existed under the corresponding Charter Option divided by the Exchange Ratio.

         The designation of Amendment No. 1 as Registration No. 333-44557-01 denotes that Amendment No. 1 relates only to the Shares and that this is the first Post-Effective Amendment to the Form S-4 filed with respect to such Shares.

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

        (a) The Registrant's latest annual report on Form 10-K filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The  Registrant's  Current  Report on Form 8-K,  dated February 27,
1998.

        (c) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

        (d) The description of the Registrant's common stock set forth in the Registrant's Registration Statement on Form 8-A, dated November 4, 1996, including any amendment or report filed for the purpose of updating such description; and

         (e) The description of the Registrant's Preferred Stock Purchase Rights set forth in Item 1 of the Registrant's Registration Statement on Form 8-A, dated November 11, 1988, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         The legality of the Common Stock offered hereby has been passed upon for the Registrant by Gallop, Johnson & Neuman, L.C., of which firm Donald P. Gallop, a director of the Registrant, is a member. As of April 30, 1998, Mr. Gallop beneficially owned 35,389 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, finances and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 of the DGCL further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

         Article 12 of the Registrant's Certificate of Incorporation provides for the elimination of personal liability of directors of the Registrant to the Registrant and its stockholders for monetary damages arising from certain breaches of directors' duty of care. In addition, Article 12 provides for the indemnification of persons who are or were directors, officers, employees and agents of the Registrant or who are or were serving at the request of the Registrant in a similar capacity with another enterprise or entity to the fullest extent authorized by the DGCL. Article 12 also authorizes the Registrant to purchase insurance for itself and indemnifiable persons against any expense, liability or loss whether or not the Registrant would have the power to indemnify such expense, liability or loss under the DGCL. The Registrant maintains a liability insurance policy which indemnifies its directors, officers, employees and agents.

Item 7. Exemption From Registration Claimed

         Not Applicable.

Item 8. Exhibits

        See Exhibit Index.

Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus  required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the
             "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)-(g) Not Applicable.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (i) Not Applicable.

         (j) Not Applicable.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Brentwood, state of Missouri, on April 30, 1998.

                                   MAGNA GROUP, INC.



                                   By:  /s/ Gary D. Hemmer
                                   Gary D. Hemmer,
                                   Executive Vice President


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Magna Group, Inc., hereby severally and individually constitute and appoint G. Thomas Andes, Robert S. Kahler and Gary D. Hemmer and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   Name                            Title                              Date



/s/ G. Thomas Andes             Chairman of the Board,           April 30, 1998
--------------------------      Chief Executive
G. Thomas Andes*                Officer and Director
                                (Principal Executive Officer)



/s/ Robert S. Kahler            Executive Vice President and     April 30, 1998
--------------------------      Chief Financial Officer
Robert S. Kahler*               (Principal Financial and
                                Accounting Officer)

/s/ James A. Auffenberg, Jr.     Director                        April 30, 1998
----------------------------
James A. Auffenberg, Jr.*


/s/ Wayne T. Ewing               Director                        April 30, 1998
----------------------------
Wayne T. Ewing*


/s/ Donald P. Gallop             Director                        April 30, 1998
----------------------------
Donald P. Gallop*


/s/ Randall E. Ganim             Director                        April 30, 1998
----------------------------
Randall E. Ganim*


/s/ C.E. Heiligenstein           Director                        April 30, 1998
----------------------------
C.E. Heiligenstein*


/s/ John G. Helmkamp, Jr.        Director                        April 30, 1998
----------------------------
John G. Helmkamp, Jr.*


/s/ Carl G. Hogan, Sr.           Director                        April 30, 1998
----------------------------
Carl G. Hogan, Sr.*


/s/ Franklin A. Jacobs           Director                        April 30, 1998
----------------------------
Franklin A. Jacobs*


/s/ S. Lee Kling                 Director                        April 30, 1998
----------------------------
S. Lee Kling*


/s/ Ralph F. Korte               Director                        April 30, 1998
----------------------------
Ralph F. Korte*


/s/ Roger J. Lowery              Director                        April 30, 1998
----------------------------
Roger J. Lowery*


/s/ William A. Peck              Director                        April 30, 1998
----------------------------
William A. Peck*

/s/ Erl A. Schmiesing            Director                        April 30, 1998
----------------------------
Erl A. Schmiesing *


/s/ Douglas K. Shull             Director                        April 30, 1998
----------------------------
Douglas K. Shull*


/s/ Frank R. Trulaske            Director                        April 30, 1998
----------------------------
Frank R. Trulaske*


/s/ George T. Wilkins, Jr.       Director                        April 30, 1998
----------------------------
George T. Wilkins, Jr.*


*/s/ Gary D. Hemmer
----------------------------
Gary D. Hemmer
Attorney-in-Fact

                                    FORM S-8

                                Magna Group, Inc.

                                  EXHIBIT INDEX

Exhibit
Number                      Description                                  Page
-------                     -----------                                  ----

  4.1           Charter Financial, Inc. 1997 Stock Option Plan.

  4.2           Charter Bank, S.B. 1993 Incentive Stock Option Plan.

  5.1           Opinion of Gallop, Johnson & Neuman, L.C.

 23.1           Consent of Ernst & Young LLP, St. Louis, Missouri.

 23.2           Consent of Gallop, Johnson & Neuman, L.C.
                (included in Exhibit 5.1).

 24.1 Power of Attorney (included on signature page of the registration statement).